As filed with the Securities and Exchange Commission on August 24, 2017

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

ORIGIN AGRITECH LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

No. 21 Sheng Ming Yuan Road

Changping District

Beijing, China 102206

(86-10) 5890-7588

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shashank Aurora

c/o Origin Agritech USA LLC

666 Walnut Street

Des Moines, IA 50309

(515) 657-5755

((Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy To:

Andrew D. Hudders, Esq.

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue

New York, New York 10017

(212) 907-7300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to general Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging gorwth company that prepares its financial statements in accorance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transiiton perdio for compluying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, no par value	(1)(2)	—	$4,500,000.00	$521.55
Ordinary shares, no par value	327,076(2)	$1.53	$500,426.00(3)	$58.00
Total fee due			5,000,426.00	$579.55

(1)          There are being registered hereunder an indeterminate number of ordinary shares based on an aggregate maximum offering price of $4,500,000. The ordinary shares are to be offered for resale by the selling stockholder, L2 Capital LLC, (the “selling Stockholder”), which shares are issuable by the registrant pursuant to the Equity Purchase Agreement, dated July 5, 2017 (“Equity Line”), between the registrant and selling stockholder. The Company estimates that the number of ordinary shares that may be sold under the Equity Line pursuant to this Registration Statement is approximately 3,000,000 based on the average of the high and low price of $1.53, which was the average of the high and low prices reported in the consolidated reporting system on August 17, 2017.

(2)          The securities registered also include such indeterminate number of ordinary shares pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar anti-dilutive transactions.

(3)          The offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the ordinary shares registered hereunder, based upon the price of $1.50, which was the average of the high and low prices reported on the Nasdaq Global Select Market on August 17, 2017.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 24, 2017

PROSPECTUS

Up to $4,500,000 of Ordinary Shares

and

327,076 Ordinary Shares

ORIGIN AGRITECH LIMITED

This prospectus relates to the resale of up to $4,500,000 of the ordinary shares, no par value, of Origin Agritech Limited, a company incorporated under the British Virgin Island laws (“Company”), by the selling stockholder, L2 Capital LLC, under an equity line securities purchase agreement (“Equity Line”). We also are registering the resale by the selling stockholder of 327,076 ordinary shares that were issued by the Company prior to the effective date of the registration statement of which this prospectus is a part. The resale of such shares by the selling stockholder pursuant to this prospectus is referred to as the “Offering.”

The Equity Line relates to ordinary shares that may be sold by the Company to the selling stockholder under an Equity Purchase Agreement, dated July 5, 2017, between the Company and the selling stockholder, as more fully described in this prospectus (the “Equity Purchase Agreement”). Based on the market value of an ordinary share on August 17, 2017, it is currently estimated that the Company would sell up to approximately 3,000,000 ordinary shares to the selling stockholder. Pursuant to the Equity Line, the Company is able to put to the selling stockholder a quantity of ordinary shares, from time to time, which the selling stockholder must purchase, at a price per share based on 94% of the lowest VWAP price of an ordinary shares during the five days after the put date. The ordinary shares purchased by the selling stockholder may be resold pursuant to this prospectus.

We will not receive any of the proceeds from the sale of ordinary shares by the selling stockholder. We will, however, receive proceeds from the sale of the ordinary shares under the Equity Line to the selling stockholder, estimated to be up to a maximum of $4,230,000. No assurance can be given that we will realize the full amount of proceeds that may be available under the Equity Line.

The selling stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The selling stockholder may sell the ordinary shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholder may sell the ordinary shares being registered pursuant to this prospectus.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol “SEED.” On August 17, 2017, the last reported sale price of our ordinary shares on the Nasdaq Global Select Market was $1.53 per share. As of August 17, 2017, the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates was $29,587,513.32 based on 23,447.071 issued and outstanding ordinary shares, of which 19,338,244 ordinary shares are held by non-affiliates, and a per share price of $1.53 which was the closing sale price of our ordinary shares as quoted on the Nasdaq Global Select Market on August 17, 2017. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on and includes the date hereof.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 7, AS WELL AS THE RISKS DISCUSSED UNDER THE CAPTION “RISK FACTORS” IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August        , 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission. Under that registration statement, the selling stockholder may offer from time to time our ordinary shares in one or more offerings.

The registration statement, of which this prospectus is a part, is being filed in accordance with the registration rights agreement, dated as of July 5, 2017, by and between the Company and the selling stockholder. Pursuant to the registration rights agreement, we have agreed to indemnify and hold harmless, to the extent permitted by law, the selling stockholder and each of the selling stockholder’s officers, directors, members, managers, employees and agents, successors and assigns, and each other person, if any, who controls such selling stockholder within the meaning of the Securities Act of 1933, as amended (“Securities Act”), from and against certain losses, claims, damages and liabilities, including certain liabilities under the Securities Act.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

In this prospectus, unless we indicate otherwise, “we,” “us,” “our,” “the Company” and “Origin” refer to Origin Agritech Limited, as consolidated with its various subsidiaries.

ORIGIN AGRITECH LIMITED

The Company is an agricultural biotechnology company located in the Peoples’ Republic of China (the “PRC). We have a number of subsidiaries located in the PRC, and we also have a subsidiary located in Iowa that conducts certain sectors of our business related to our globalization of our seed offerings. We specialize in crop seed breeding and genetic improvement and, currently, we are in the business of producing, processing, and distributing agricultural seeds, principally for corn crops, and providing related technical services. The Company is currently organized into two business lines: (i) biotech and seed product development, and (ii) seed production and distribution in the PRC. The biotech and development activities has built a solid capacity for seed breeding technologies, including market-assisted breeding, and doubled haploids technologies, which along with its rich germplasm resources, will allow this business to be transformed into a more global seed technology company.

The Company built the first in-house agricultural biotechnology research center in 2005 in the PRC, and it has been leading the development of biotechnology among crop seed companies in China since then. In 2009, the Company's phytase corn was the first transgenic corn to receive the Bio-Safety Certificate from China's Ministry of Agriculture. Over many years of proprietary development and collaboration with leading research institutes, Origin has established a robust seed product and germplasm pipeline, including products with glyphosate tolerance and insect resistance (Bt) traits. We will continue to expand our research capacity after the sale of the seed production and distribution business (as described below) and continue to access seeds and seed traits from leading institutions and global and China based companies.

The Company's current primary products include hybrid varieties of corn, generating approximately 91.36% of our sales in fiscal year 2016. The balance of our seed sales revenues came from rice and canola seeds. These revenues are generated in the PRC, from our seed production and distribution activities. Our revenues from the seed research and development operations were 0.14% of our sales in fiscal year 2016.

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Our seed production and distribution segment produces high-quality, high-yield seeds for the Chinese farmer. We operate a complex system of seed growing, land leasing for seed production, seed sorting and warehousing, inventory maintenance, and direct and indirect seed distribution, and we also provide on an outsource basis enabling technology and services to our seed end-users. This is the business that we plan to sell under the master agreement (as described below).

On the global front, in the first quarter of 2015, we submitted a patent application to the United States Patent and Trademark Office for our glyphosate-resistant technologies. In addition, we have also applied for a patent in Brazil for similar biotechnologies. We believe these patents will further strengthen our position in the genetically modified seed technologies in China and will allow us to expand our biotechnology position in the international seed market.

Disposition of Seed Production and Distribution

In September 2016, we entered into a transaction under which we will sell the seed production and distribution assets, the Beijing office building and generally the business of commercial seed production and sales now operated in the PRC through Beijing Origin. We will retain the seed breeding and biotech operations located in the PRC, including the businesses of Beijing Origin State Harvest Biotechnology Limited, Henan Origin Cotton Technology Development Limited, and the joint venture company of Xinjiang Originbo Seed Limited ("Xinjiang Origin"). The retained companies cover the biotech research facilities, which include modern laboratories, extensive field testing networks and off-season winter nursery in Hainan Province, so as to be able to expand and pursue germplasm and trait licensing opportunities, and the seed intellectual property assets of the Company. Through the retained ownership of Xinjiang Origin, the Company will maintain its "Green Pass" status, providing it with the competitive advantage of introducing new hybrid varieties to the Chinese market under an expedited government approval process. The Company will also retain the management persons and staff operating the biotech research and plant breeding activities, who will continue to be located in the PRC. Currently, we plan to maintain our headquarters in the PRC, and establish offices in other locations to market our seed products globally.

The business sale transaction is intended to orient the Company as a multi-national seed development company capitalizing on its biotechnology assets and employee skills in research and development. This will allow the Company to focus on strategic partnerships and licensing opportunities both within China and around the globe. The focus will be threefold: (i) continuing to create, develop and commercialize corn biotech traits and seed products aimed at the China market, (ii) licensing corn seed products developed in China into the global market, and (iii) leveraging consumer demand for non-GM /organic food, generally to be marketed in North America through e-commerce platforms. The Company also will seek opportunities to be a partner in developing innovative seed biotechnology using our China based research and development facilities, which have an established position in developing superior biotech traits, germplasm and other seed products.

We believe that the global trait market opportunity covers many markets in addition to that of China and North America. The Company estimates that the China market is approximately US$5-6 billion. The trait development focus will be end-use Phytase, herbicide tolerance, insect resistance, germplasm and genome editing. Our seed focus in the new markets will be corn varieties and soybeans.

Simultaneously with the signing of the transaction master agreement, the purchaser paid RMB 10,000,000 (approximately US$1,500,000) as deposit (the "Deposit"). There are two closings for the transaction; at each closing we will transfer designated assets to the purchaser against a portion of purchase price yet to be paid and assumption of debt. At the first closing, the purchaser will pay RMB 152,000,000 (approximately US$23,000,000) in cash and assumption of debt, together with two follow on payments of RMB 69,000,000 (approximately $10,000,000) and at the second closing, the purchaser will pay up to RMB 190,000,000 (approximately US$28,500,000), subject to certain offsets. The initial deposit of RMB 10,000,000 (approximately US$1,500,000) will be applied to the second closing. The total consideration to be paid to the Company will be RMB 400,000,000 (approximately US$60,000,000). All amounts will be paid to the Company in Renmenbi, and paid in China. The foregoing United States dollar amounts are provided as convenience translations, and the United States dollar amounts may fluctuate based on the currency exchange rates prevailing at the time.

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The net proceeds from the transaction will strengthen the balance sheet and enable the Company to focus on biotechnology trait and seed germplasm research and development and pursue the reoriented business plan.

The shareholders of the Company approved the business sale transaction in April 2017, and the closings are expected to be held in the fourth fiscal quarter of 2017 and the first fiscal quarter of 2018 of the Company.

It is also contemplated that the Company will enter into a further licensing agreement to continue to provide to the purchaser a pipeline of biotechnologically enhanced agricultural seeds.

Other Recent Events

In 2017, the Company exported a corn biotechnology discovery and corn germplasm from China to Arcadia Biosciences, Inc., a California-based company that develops and commercializes agricultural productivity traits and nutritional products. Arcadia and the Company have an agreement under which Arcadia will assist the Company in developing information for submission to regulatory authorities in the U.S., China and other countries for the approval of traits in corn developed by the Company. Under this arrangement seed was harvested in March and April in California and was sent to Iowa for the summer 2017 growing season. Global regulatory protocols and procedures are being followed in our activities as we prepare for future submissions in the USA and other key markets. The Company believes that this project has opened a new level of agricultural exchange between the USA and China.

Corporate Information

We are incorporated in the British Virgin Islands and are governed by the BVI Business Companies Act (as amended) (“Companies Act”). Our principal executive offices are located at No. 21 Sheng Ming Yuan Road, Changping District, Beijing 102206, China, and our telephone number is (86-10) 5890-7588.

We maintain a website at http://www.originagritech.com. Information contained on our website is not considered to be a part of, nor incorporated by reference into, this prospectus.

FINANCIAL TRANSACTION RELATED TO THE OFFERING

On July 5, 2017, the Company entered into a series of agreements with the selling stockholder, L2 Capital LLC, to provide financing to its global operations, and in particular, the United States subsidiary. The financing includes a secured promissory note for an aggregate principal amount to be available in a series of tranches (the “Loan Note”) and an equity line of credit facility (the “Equity Line”). The Company also entered into other related transaction agreements, including registration rights agreement and an asset security agreement.

Loan Note

The loan note is a short-term credit arrangement, for an aggregate principal amount of up to $2,344,828, which will be available in five tranches (the “Loan Note”). The Loan Note bears interest at 8% per annum and has an original issue discount of approximately 13%. In connection with each draw down of the loan, the Company will issue ordinary shares, for an aggregate maximum of 293,087 shares. Of these, 218,380 shares will be issued prior to the date of this prospectus and have registration rights to be included under this resale registration statement for the ordinary shares to be registered for sale in connection with the exercise by the Company of the Equity Line.

The Loan Note matures six months from the date of each draw down, and the principal is repaid with a premium ranging from 115% to 130%, depending on the date of repayment. The default repayment premium is 40%. The maturities may be extended for two-week periods upon the prepayment of a percentage portion of the principal then due. The Loan Note must also be repaid in full upon a qualified offering of in excess of $2,000,000.

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The Loan Note will be in default pursuant to the typical defaults found in a lending transaction, including non-payment of principal, breach of covenants, cross default in other financial obligations, liquidation and cessation of operations. In addition, the defaults include delisting of the ordinary shares from a trading market, failure to comply with the Securities Exchange Act of 1934 (“Exchange Act”) reporting obligations, a financial statement restatement, a reverse split or change of transfer agent without prior notice to the holder, while an ordinary share trades at less than $0.75, and entry into a variable security transaction.

Upon a default, the holder of the Loan Note has the right to convert outstanding amounts of principal, interest, repayment premium and other amount then due into ordinary shares of the Company. The conversion rate is the lowest one day trading price for an ordinary share during the fifteen trading day period ending on the last complete trading day prior to the date of conversion. The holder may not convert at any one time the amounts due into more than 9.99% of the then outstanding ordinary shares of the Company. The shares to be issued do not have registration rights, and it is anticipated that the holder would sell any ordinary shares received on conversion pursuant to Rule 144 or another exemption from registration under the Securities Act.

Security Agreement

The Loan Note is secured by all the assets of the Company located in the United States.

Equity Line

The Equity Line is created under an equity purchase agreement (the “Equity Purchase Agreement”) by and between the Company and the selling stockholder. Upon the terms and subject to the conditions thereof, the selling stockholder is committed to purchase that number of ordinary shares of the Company (the “Purchase Shares”) equal to an aggregate market price of up to $4,500,000 (the “Total Commitment Amount”). From time to time, commencing on the date on which a registration statement registering the ordinary shares to be purchased becomes effective, the Company may, in its sole discretion, provide the selling stockholder with a put notice (each a “Put Notice”) to purchase a specified number of the Purchase Shares (each a “Put Amount Requested”), subject to the limitations and conditions discussed below and contained in the Equity Purchase Agreement. Upon delivery of a Put Notice, the Company must deliver the Put Amount Requested as a Deposit Withdrawal at Custodian (“DWAC”) so as to deliver the ordinary shares being sold to the selling stockholder within two trading days. There are certain equity conditions that the Company must meet to be able to deliver a Put Notice, including being in compliance with the terms of the Loan Note and the Equity Purchase Agreement, a Put Amount Request cannot exceed the full committed amount under the Equity line, a Put Amount Request cannot exceed 9.99% of the outstanding ordinary shares, the continued listing and trading of the ordinary shares, and the registration statement of which this prospectus is a part, is effective and the information therein is current.

The Put Amount Requested pursuant to any single Put Notice will be limited to a maximum of 150% of the average trading volume of the ordinary shares as traded on NASDAQ or other exchange on which the ordinary shares are listed, and not less than $25,000 in value. A subsequent put may only be made 10 trading days after the earlier put. The equity line may be terminated at any time, subject to a short notice period.

The actual amount of proceeds the Company receives pursuant to each Put Notice (each, the “Put Amount”) is to be determined by multiplying the Put Amount Requested by the applicable purchase price. The purchase price for each of the Purchase Shares equals 94% of the “Market Price,” which is defined as the lowest VWAP of our ordinary shares on Nasdaq for any trading day during the five (5) trading days immediately after the date of the respective Put Notice.

The Company issued 108,696 ordinary shares for the selling stockholder’s commitment to enter into the Equity Purchase Agreement and such Commitment Shares are also entitled be registered on the registration statement.

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The Company is subject to restrictive covenants for further financing arrangements until the earlier payment or conversion of the note, unless the arrangement has been agreed to by the selling stockholder. Generally, the limitation will apply to variable rate financing arrangements and other convertible securities arrangements. It will not apply to merger and acquisition arrangements entered into by the Company, but such arrangements may require a full prepayment of the Loan Note. The Equity Line may not be transferred to any other issuer through a merger or acquisition where the Company is not the surviving entity.

Reservation of Shares

The Company is obligated to reserve, from time to time, ordinary shares for each of the Loan Note and Equity Line, at three and one times, respectively, of the shares required for conversion of the Loan Note on its default and the Equity Line in respect of Put Amounts.

Registration Rights Agreement

In connection with the Equity Purchase Agreement and the Loan Note, the Company also entered into a registration rights agreement (“Registration Rights Agreement”) with the selling stockholder whereby the Company is obligated to file the registration statement of which this prospectus is a part, to register the resale of the ordinary shares issued under a Put Notice and certain other ordinary shares issued under the terms of the Equity Purchase Agreement and the Loan Note. Pursuant to the Registration Rights Agreement, the Company must (i) file the registration statement within forty calendar days from July 5, 2017, (ii) use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), at the earliest possible date, and (iii) use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all of the registered ordinary shares have been sold thereunder or could be sold pursuant to Rule 144 without limitation.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the selling stockholder.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the risks described in page 9 to page 27 of our Annual Report on Form 20-F, filed on January 9, 2017, for our most recent fiscal year, which are incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

The risk factors related to our business contained in or incorporated by reference into this prospectus comprise the material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

Going Concern Note

The Company’s consolidated financial statements that are incorporated by reference have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. The Company incurred net losses of RMB60.9 million (US$8.8 million) for the six months ended March 31, 2017. Working capital deficit was RMB89.9 million (US$13.0 million) as of March 31, 2017. The Company entered into an agreement to sell its China-based commercial corn seed production and distribution business and related assets and an office building in Beijing. Based on the agreement, the management expects to receive RMB400 million which will provide additional cash to meet the Company’s obligations as they become due, fund its operations and fund its business of biotechnology trait and seed germplasm research and development. As management currently believes it can secure financial resources to satisfy the Company’s current liabilities and the capital expenditure needs in for the next 12-18 months, the consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our current expectations, assumptions, estimates and projections about our Company and industry. All statements other than statements of historical fact in this prospectus are forward-looking statements. These forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “believe,” “is/are likely to” or other similar expressions. The forward-looking statements included in this prospectus relate to, among others:

•	our goals and strategies which includes the sales of specific Chinese assets used in the marketing and distribution of seeds and the international and North America expansion, including how we implement our goals and strategies and use the asset sale proceeds;

•	our expectations for our future business and product development, business prospects, results of business operations and current financial condition;

•	expected changes in our margins and certain costs or expenditures, inclusive of changes in our costs;

•	our future pricing and licensing strategies or policies;

•	our ability to successfully anticipate market demand for our seed products;

•	our ability to acquire and integrate acquisitions into our growth strategies and to generate sufficient value to justify their acquisition and development cost and any reorganization we undertake with respect to the Company;

•	our plans for seed development, including our ability to successfully develop seeds, and receive regulatory approval for and distribute proprietary seed products;

•	our expectations regarding our seed development and other biotechnology activities under licenses from third parties;

•	future development of agricultural biotechnology as a whole and the impact and acceptance of genetically modified crop seeds in our industry;

•	the scope and impact of the governing and regulatory policies and laws regarding genetically modified seed products in our market, and our ability to apply for and receive necessary approvals for genetically modified crop seeds;

•	compliance with government registration and regulation;

•	our plans to license or co-develop seed products or technologies;

•	our plans to expand our business-level operations and product offerings in China and North America, in particular the United States;

•	likelihood of recurrence of accounting charges or impairments;

•	expected changes in our sources of revenues and income base from our business operations or other sources;

•	competition in the crop seed industry in China and other international markets;

•	future development of the crop seed industry in China and other international markets;

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•	our plans for current staffing requirements and research and development

•	our ability to successfully raise capital to accommodate company needs which are under acceptable terms and at an acceptable share price; and

•	adequacy of our facilities for our operations.

Many of the above factors are beyond our control and almost all of them are difficult or impossible to predict with accuracy. Therefore, we strongly caution each reader of this prospectus to consider carefully these, as well as any other specific factors discussed with each forward-looking statement in this prospectus and as may be disclosed in the Company’s future filings with the SEC.

To the extent that this prospectus contains forward-looking statements (as distinct from historical information), we take advantage of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and are therefore including this statement for the express purpose of availing ourselves of the protections of the safe harbor with respect to all forward-looking statements. Furthermore, we do not assume any obligation to update any forward-looking statements contained herein as a result of future events or otherwise, except as required by law.

USE OF PROCEEDS

This prospectus relates to our ordinary shares that may be offered and sold from time to time by the selling stockholder. We will receive no proceeds from the sale of our ordinary shares by the selling stockholder in this Offering. The proceeds from the sales will belong to the selling stockholder. However, we will receive proceeds from the sale of the ordinary shares sold to the selling stockholder pursuant to the Put Notices under the Equity Purchase Agreement. We expect to receive up to $4,230,000 (94% of the full amount of the Equity Line) if all the ordinary shares are sold by us to the selling stockholder under the Equity Purchase Agreement. There is no assurance that we will realize the foregoing amount from the Equity Purchase Agreement.

We intend to use the proceeds that we may receive from the sale of ordinary shares to the selling stockholder and the proceeds of the Loan Note will support the global business expansion initiatives for biotechnology traits and elite corn germplasm deregulation and licensing. A portion of the proceeds from the sale of the ordinary shares to the selling stockholder under the Equity Line will also be used to repay the Loan Note. See “Financing Transaction Related to the Offering” for a discussion of the Loan Note terms.

We may raise additional capital through equity and debt financings and institutional borrowings, as needed, from time to time, for the further development of our business. Any such financing may supplement the proceeds from the sale of a portion of our seed production and distribution business. If and when we may need financing, there there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2017. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

The capitalization table does not include pro-forma adjustments for the number of shares which are being registered on the registration statement of which this prospectus is a part and may be sold under the prospectus, because the full number of shares that may be sold cannot be specifically determined as it will be based on the market price of an ordinary share from time to time when puts are made by the Company to the selling stockholder under the Equity Line.

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	(In thousands, except share data)
	As of March 31, 2017	As of March 31, 2017
	RMB	US$
Long term borrowings	120,000	17,393
Shareholders' equity:
Preferred Stock (no par value; 1,000,000 shares authorized and none issued;)	-	-
Common stock (no par value; 60,000,000 shares authorized; 24,151,163 shares issued and 23,173,541 shares outstanding as of March 31, 2017)	-	-
Additional paid in capital	408,175	59,162
Accumulated deficit	(236,154)	(34,228)
Treasury stock at cost (977,622 shares as of March 31, 2017)	(28,652)	(4,153)
Accumulated other comprehensive loss	(16,080)	(2,331)
Total Origin Agritech Limited shareholders’ equity	127,289	18,450
Non-controlling interests	31,227	4,526
Total equity	158,516	22,976
Total capitalization	278,516	40,369

SELLING STOCKHOLDER

This prospectus relates to the resale from time to time by the selling stockholder named in the table below of (i) any or all of the ordinary shares that may be issued by us to the selling stockholder under the Equity Line, (ii) 108,696 ordinary shares issued to the selling stockholder for its commitment to enter into the Equity Line, and (iii) 293,104 ordinary shares issued to the selling stockholder for its commitment to provide the secured Loan Note, in an aggregated principal amount of $2,344,828. For additional information regarding the transaction relating to the issuance of ordinary shares covered by this prospectus, see “Financial Transaction Related to the Offering” above. We are registering the ordinary shares included in this prospectus pursuant to the provisions of the Registration Rights Agreement in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below presents information regarding the selling stockholder and the ordinary shares that it may offer from time to time obtained under the Equity Purchase Agreement and the Loan Note. This table is prepared based on information supplied to us by the selling stockholder, and reflects holdings as of August 17, 2017. As used in this prospectus, the term “selling stockholder” includes L2 Capital LLC and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Ordinary Shares to be Offered” pursuant to this prospectus” represents all of the ordinary shares the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares offered by this prospectus. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the selling stockholder regarding the sale of any of the ordinary shares.

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Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes ordinary shares with respect to which the selling stockholder has voting and investment power. With respect to the Equity Line, because the number of shares actually sold to the selling stockholder will depend on the market price of the ordinary shares, the number of shares that may actually be sold by the Company the Equity Purchase Agreement may be fewer or greater than the number of shares stated below. We have assumed for purposes of this table that approximately 3,000,000 ordinary shares will be offered by this prospectus as being obtained by the selling stockholder under the Equity Purchase Agreement, based on the market value of an ordinary share on August 17, 2017.

	Number of ordinary shares Owned Prior to Offering		Maximum Number of Ordinary Shares	Number of Ordinary shares Owned after Offering
Name of Selling Stockholder	Number	Percent	to be Offered (1)	Number (1)	Percent
L2 Capital LLC (2)	327,076 (3)	1.4%	327,076 (3)	-0-	-0-%

(1) Assumes the sale of all ordinary shares being offered pursuant to this prospectus.

(2) The selling stockholder’s principal business is that of a private investment firm. We have been advised that the selling stockholder is not a member of FINRA, or an independent broker-dealer, and that neither the selling stockholder nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Adam Long of L2 Capital LLC, the general partner of the selling stockholder, has sole voting and dispositive powers with respect to the ordinary shares being registered for sale by the selling stockholder.

(3)  Represents 108,696 ordinary shares issued to selling stockholder as a commitment fee in connection with the Equity Purchase Agreement and 218,380 ordinary shares issued as a commitment fee for the Loan Note. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering all of the shares that the selling stockholder may be required to purchase under the Equity Purchase Agreement (“Purchase Shares”) because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of the selling stockholder’s control, including, but not limited to, the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, the maximum dollar value of each Put Amount of ordinary shares to the selling stockholder under the Equity Purchase Agreement is subject to certain agreed upon threshold limitations set forth therein. Under the terms of the Equity Purchase Agreement we may not issue our ordinary shares to the selling stockholder to the extent that the selling stockholder or any of its affiliates would, at any time, beneficially own more than 9.99% of our outstanding ordinary shares.

PLAN OF DISTRIBUTION

The selling stockholder, including any of its donees, pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby which were acquired under the Equity Purchase Agreement on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices.  The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	exchange distributions in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlements of short sales;

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•	transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;
•	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;
•	combinations of any such methods of sale; or
•	any other methods permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.   The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the ordinary shares by the selling stockholder or any other person.  We will make copies of this prospectus available to the selling stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SHARE CAPITAL

As of the date of this prospectus, we are authorized to issue (i) 60,000,000 ordinary shares, with no par value, of which 23,447,071 shares are issued and outstanding, and held by our shareholders, and 704,092 shares are held by us as treasury shares; and (ii) 1,000,000 preferred shares, with no par value, of which none are issued and outstanding. The following discussion primarily concerns our shares and the rights of holders of our shares under (i) our Memorandum and Articles of Association and (ii) the Companies Act, insofar as they relate to the material terms of our shares.

Ordinary Shares

All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their ordinary shares. The holders of ordinary shares are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the preferred shares, the holders of ordinary shares are entitled to:

•	receive dividends if and when declared by our Board of Directors; and

•	share ratably in any distribution of our assets upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Our ordinary shares are subject to redemption for fair value. Subject to the Companies Act, our Board of Directors may on our behalf purchase, redeem or otherwise acquire any of our ordinary shares for such consideration as it considers fit, and either cancel or hold such shares as treasury shares.

Preferred Shares

Preferred shares may be issued from time to time in one or more series. Subject to our Memorandum and Articles of Association and the Companies Act, our Board of Directors, without approval of the shareholders, is authorized to designate series of preferred shares and fix the rights, privileges, restrictions and conditions to be attached to each such series of preferred shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of ordinary shares.

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EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $44,579 which at the present time include the following categories of expenses:

SEC registration fee	$579.55

Legal fees and expenses	$20,000.00

Accounting fees and expenses	$24,000.00

Total	$44,579.55

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Maples and Calder, (Hong Kong) LLP, 53rd Floor, The Centre, 99 Queen’s Road Central, Hong Kong.

EXPERTS

The consolidated financial statements as of September 30, 2015 and 2016 and for the fiscal years ended September 30, 2014, 2015 and 2016 incorporated by reference into this prospectus have been audited by BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly and current reports with the SEC. You may read and copy any document we file at the SEC’s public reference rooms, including those located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities being offering under this prospectus. This prospectus, which is a part of that registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to our Company and the securities, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” certain information we file with them in this prospectus. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. Further, all filings we make under the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus. The following documents filed by us with the SEC and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of this offering are incorporated by reference:

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•	The risk factors concerning the business of the Company at pages 9 to 27 of our Annual Report on Form 20-F for the fiscal year ended September 30, 2016, filed on January 9, 2017;

•	Item 5 - Operating and Financial Review and Prospects at pages 44 to 60, Item 15 - Controls and Procedures at pages 79 to 81, and the consolidated financial statements of the Company for the fiscal years ended September 30, 2015 and 2016, at pages F-1 to F-42 of our Annual Report on Form 20-F, filed on January 9, 2017;

•	The unaudited consolidated financial statements of the Company for the six month periods ended March 31, 2017, included as Exhibit 99.1 to the Report on Form 6-K, filed on August 1, 2017.

•	The Unaudited Pro Forma Condensed Financial Statements relating to the disposition of the seed production and distribution business at pages 55 to 90 of the Exhibit 99.1 (Notice of Extraordinary Meeting of Shareholder and Proxy Statement) to the Form 6-K Report filed on February 16, 2017; and

•	the description of the ordinary shares contained in our Registration Statement on Form 8-A, filed on October 18, 2005 (SEC File No. 000-51576), and any other amendment or report filed for the purpose of updating such description.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus.

We will also provide paper copies of our filings free of charge upon written or oral request. You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at:

Origin Agritech Limited

Attention: Investor Relations

No. 21 Sheng Ming Yuan Road

Changping District

Beijing 102206

People’s Republic of China

(tel.) 8610-5890-7588

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated in the British Virgin Islands to take advantage of certain benefits associated with being a British Virgin Islands company, such as:

•	political and economic stability;
•	an effective judicial system;
•	a favorable tax system;
•	the absence of exchange control or currency restrictions; and
•	the availability of professional and support services

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include:

•	the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our current operations are conducted in China, and substantially all of our assets are located in China. The majority of our directors and officers are nationals or residents of jurisdictions other than the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon such persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been informed by Maples and Calder, (Hong Kong) LLP our counsel as to British Virgin Islands law, that the United States and the British Virgin Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the British Virgin Islands. We have also been advised by Maples and Calder (Hong Kong) LLP that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the Supreme Court of the British Virgin Islands under the common law doctrine of obligation. This type of action should be successful upon proof that the sum of money is due and payable, without having to prove the facts supporting the underlying judgment, as long as:

•	the foreign court issuing the judgment had jurisdiction in the matter and we either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process; and

•	the judgment was not contrary to public policy in the British Virgin Islands, was not obtained by fraud or in proceedings contrary to the natural justice of the British Virgin Islands, and was not based on an error in British Virgin Islands law.

A British Virgin Islands court may impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of the British Virgin Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under British Virgin Islands law.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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ORIGIN AGRITECH LIMITED

Up to $4,500,000 of Ordinary Shares

and

327,076 Ordinary Shares

___________________________

PROSPECTUS

____________________________

____________, 2017

WE HAVE NOT AUTHORIZED ANY DEALER, SALES PERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER OF THESE SECURITIES IN ANY STATE WHERE AN OFFER IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS AND YOU SHOULD NOT ASSUME THAT THIS PROSPECTUS IS ACCURATE AS OF ANY OTHER DATE.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors And Officers

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our Memorandum and Articles of Association, we may indemnify our directors, officers, liquidators and agents against expenses (including legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with legal, administrative or investigative proceedings to which they are a party or are threatened to be made a party by reason of their acting as our directors, officers, liquidators or agents. To be entitled to indemnification, these persons must have acted honestly and in good faith and in the best interest of our company, and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Item 9. Exhibits

No.	Description

3.1	Memorandum and Articles of Association of Origin Agritech Limited re-registered under the new Business Companies Act of the British Virgin Islands as of July 10, 2006[1]

5.1	Opinion of Maples and Calder (Hong Kong) LLP*

10.1	Securities Purchase Agreement, related to $2,344,828 Secured Loan Note, dated July 5, 2017 Security Agreement, related to $2,344,828 Secured Loan Note, dated July 5, 2017[2]

10.2	Secured Loan Note, in aggregate principal of $2,344,828, dated July 5, 2017[3]

10.3	Equity Purchase Agreement, aggregate $4,500,000 of ordinary shares, dated July 5, 2017[4]

10.4	Registration Rights Agreement, related to $4,500,000 Equity Purchase Agreement, dated July 5, 2017[5]

10.5	Security Agreement, related to Secured Loan Note, dated July 5, 2017[6]

23.1	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)*

23.2	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP*

24.1	Power of Attorney (included as part of the signature page of this Registration Statement)*

*	Filed herewith.

[1]	Incorporated by reference to Exhibit 1.1 of the Annual Report 20-F (file no. 000-51576) filed with the Securities and Exchange Commission on July 14, 2006.
[2]	Incorporated by reference to Exhibit 10.1 of the Form 6-K, filed with the Securities and Exchange Commission on July 10, 2017
[3]	Incorporated by reference to Exhibit 10.2 of the Form 6-K, filed with the Securities and Exchange Commission on July 10, 2017
[4]	Incorporated by reference to Exhibit 10.4 of the Form 6-K, filed with the Securities and Exchange Commission on July 10, 2017.

[5]	Incorporated by reference to Exhibit 10.5 of the Form 6-K, filed with the Securities and Exchange Commission on July 10, 2017.

[6]	Incorporated by reference to Exhibit 10.3 of the Form 6-K, filed with the Securities and Exchange Commission on July10, 2017.

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Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, the People’s Republic of China, on this 24th day of August, 2017.

ORIGIN AGRITECH LIMITED

By:	/s/ William S. Niebur
William S. Niebur,
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William S. Niebur and Shashank Aurora and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William S. Niebur	President, Chief Executive Officer and	August 24, 2017
William S. Niebur	Director (Principal Executive Officer)

/s/ Shashank Aurora	Chief Financial Officer (Principal Financial Officer	August 24, 2017
Shashank Aurora	and Authorized Representative in the United States)

Chairman of the Board
Gengchen Han

Director
Min Tang

/s/ Michael W. Trimble	Director	August 24, 2017
Michael W. Trimble

/s/ David W. Bullock	Director	August 24 2017
David W. Bullock

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